SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2008

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

(441) 294-1650

Registrant’s telephone number, including area code

n/a

(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As disclosed in a press release issued on June 27, 2008, Intelsat, Ltd.’s subsidiary, Intelsat Jackson Holdings, Ltd. (“Intelsat Jackson”), has commenced an offering of an aggregate principal amount of up to approximately $309.3 million of 11½% senior notes due 2016 and an aggregate principal amount of up to approximately $701.9 million of 9½% senior notes due 2016 (together, the “notes”), the proceeds of which, together with cash on hand, will be used to fund the repayment of a portion of Intelsat Jackson’s outstanding 11¼% senior notes due 2016 and 9¼% senior notes due 2016, respectively, tendered and not validly withdrawn in a change of control offer for such notes. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In an offering memorandum for the notes, Intelsat, Ltd. disclosed that Intelsat Jackson had an amount in excess of $1.5 billion available for restricted payments (excluding baskets), as defined in and calculated in accordance with the limitation on restricted payments covenant set forth in the applicable indenture pursuant to which such notes will be issued.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated June 27, 2008*

*	This exhibit is furnished and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2008

INTELSAT, LTD.

By:	/s/ David P. McGlade
Name:	David P. McGlade
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 27, 2008*

*	This exhibit is furnished and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.